Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Northern Technologies International Corporation:

We consent to the incorporation by reference in this Registration Statements on Form S-8 of Northern Technologies International Corporation and Subsidiaries of our report dated November 23, 2010, with respect to the consolidated financial statements, which appears on page 52 of the annual report on Form 10-K for the year ended August 31, 2010.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
January 21, 2011